EXHIBIT 99.3

Risk Factor Update

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 1, 2021(the Annual Report). The risks and uncertainties described below and in our Annual Report are those that we currently believe may materially affect our company and if any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company and may materially impair our business. This risk factor update is focused on the specific impacts of mirvetuximab soravtansine (mirvetuximab) on our business. For more information on the risks related to our operations as a whole, please see Part I, Item 1A of our Annual Report.

Interim, top-line, or preliminary data from our clinical trials that we announce may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we have publicly disclosed, and in the future will disclose, preliminary or top-line data from our preclinical studies and clinical trials, which are based on preliminary analyses of then- available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. Therefore, final results from the studies may differ from the top-line results initially reported, and the final results may indicate different conclusions once additional data have been evaluated. As such, top-line data should be viewed with caution until the final data are available.

From time to time, we may also disclose interim data from our preclinical studies and clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the outcomes may materially change as patient enrollment continues and more data become available. Adverse differences between top-line, preliminary, or interim data, on the one hand, and final data, on the other, could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our common stock after this offering.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions, or analyses, or may interpret or weigh the importance of data differently, which could negatively affect the approvability or commercialization of the particular product candidate.

In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the final results differ from the interim, top-line, or preliminary data, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and to commercialize, our product candidates may be harmed, which may negatively affect our business, financial condition, results of operations, and prospects.

We expect to file for approval for mirvetuximab from the FDA through the use of accelerated approval pathways. If unable to obtain approval under an accelerated pathway, we may be required to conduct additional pre- clinical studies or clinical trials beyond those that we currently contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post-marketing requirements, the FDA may seek to withdraw accelerated approval.

We are seeking approval for mirvetuximab for the treatment of folate receptor alpha (FRα)-high platinum-resistant epithelial ovarian, primary peritoneal, or fallopian tube cancer with one to three prior lines of therapy under the accelerated approval pathway. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act (FDCA) and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product designed to treat a serious or life-threatening condition that demonstrates an effect on a surrogate endpoint, or intermediate clinical endpoint, that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity, mortality, or other clinical benefit.

The FDA may not accept our application for accelerated approval, may not grant such approval on a timely basis, or may not grant approval at all. The FDA or foreign regulatory authorities could require us to conduct further studies prior to considering our application or granting approval of any type. We might not be able to fulfill the FDA’s requirements in a timely manner, which would cause delays, or approval might not be granted because our submission is deemed incomplete by the FDA. A failure to obtain accelerated approval or any other form of expedited development, review, or approval for mirvetuximab would result in a longer time period to commercialization of mirvetuximab, would increase the cost of development of mirvetuximab, and would harm our competitive position in the marketplace.

Moreover, even if we receive accelerated approval from the FDA, we will be subject to rigorous post-marketing requirements, including the completion of confirmatory post-market clinical trial(s) to verify the clinical benefit of mirvetuximab, and submission to the FDA of all promotional materials 30-120 days prior to their dissemination. Products that receive accelerated approval may be subject to expedited withdrawal procedures if post-marketing studies fail to verify the predicted clinical benefit. The FDA could seek to withdraw accelerated approval for multiple reasons, including if we fail to conduct any required post-market study, a post-market study does not confirm the predicted clinical benefit, other evidence shows that the product is not safe or effective under the conditions of use, or we disseminate promotional materials that are found by the FDA to be false and misleading.

Side effects, serious adverse events, or other undesirable properties could arise from the use of mirvetuximab and, in turn, could delay or halt clinical trials, delay or prevent its regulatory approval, limit the commercial profile of its labeling, if approved, or result in significant negative consequences following any marketing approval.

Undesirable side effects or serious adverse events caused by mirvetuximab could cause us or regulatory authorities to interrupt, delay, or halt respective clinical trials and could result in a restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authorities.

Any related drug-side effects or serious adverse events in our clinical trials could affect clinical trial patient recruitment or the ability of enrolled patients to complete the clinical trial or result in potential product liability claims.

In our Phase 3 SORAYA trial evaluating the safety and efficacy of mirvetuximab monotherapy in patients with FRα-high platinum-resistant epithelial ovarian, primary peritoneal, or fallopian tube cancer who had been previously treated with Avastin® (bevacizumab), the most commonly reported treatment-related adverse events included ocular events (blurred vision 41% all grade, 6% grade 3+; keratopathy 35% all grade, 9% grade 3+; dry eye 23% all grade, 2% grade 3+) and low grade gastrointestinal events (nausea 29% all grade, 0% grade 3+; and diarrhea 22% all grade, 2% grade 3+). Treatment-related adverse events leading to drug discontinuation occurred in 7% of patients.

In the randomized Phase 3 FORWARD I trial evaluating mirvetuximab compared to chemotherapy in women with FRα-positive, platinum-resistant epithelial ovarian, primary peritoneal, or fallopian tube cancer, the most common drug-related adverse events included nausea, blurred vision, and keratopathy.

In the Phase 1b FORWARD II study, doublet combinations of mirvetuximab with carboplatin and with bevacizumab were studied, as well as a triplet of mirvetuximab with carboplatin and bevacizumab. In these combinations, no new safety signals were seen; adverse events observed with the combinations were as expected based on the side effect profiles of each agent and duration of therapy.

Additionally, if mirvetuximab receives marketing approval, and we or others later identify undesirable side effects or serious adverse events caused by mirvetuximab, a number of potentially significant negative consequences could result, including:

▪	we may suspend or be forced to suspend marketing of mirvetuximab;

▪	we may be obliged to conduct a product recall or product withdrawal;

▪	regulatory authorities may suspend, vary, or withdraw their approvals of mirvetuximab;

▪	regulatory authorities may order the seizure of mirvetuximab;

▪	regulatory authorities may require additional warnings on the label or a risk evaluation and mitigation strategy (REMS) that could diminish the usage or otherwise limit the commercial success of mirvetuximab;

▪	we may be required to conduct post-marketing studies;

▪	we could be sued and held liable for harm caused to patients;

▪	we could be required to pay fines and face other administrative, civil, and criminal penalties; and

▪	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of mirvetuximab, if approved.

While we have received orphan drug designation for mirvetuximab and other product candidates for specified indications, we may seek additional orphan drug designation for those and some of our other drug candidates. However, we may be unsuccessful in obtaining or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.

Mirvetuximab has been granted orphan drug designation by the FDA in the United States, and orphan medicinal product status by the European Medicines Agency (EMA) in the European Union for the treatment of ovarian cancer. IMGN632 has been granted orphan drug designation by the FDA for the treatment of acute myeloid leukemia (AML) and for the treatment of blastic plasmacytoid dendritic cell neoplasm (BPDCN), and by the EMA for the treatment of BPDCN. As part of our business strategy, we may seek orphan drug designation for our other drug candidates; however, we may be unsuccessful.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the U.S. Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers.

Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the EMA or the FDA from approving another marketing application for the same drug or biologic for that time period. Even if we obtain orphan drug exclusivity for a drug, that exclusivity may not effectively protect the designated drug from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve another product that meets the definition of a “same drug” under 21 C.F.R. 316.3 for the same condition if the FDA concludes that the later product is clinically superior by evidence that it is safer, more effective, or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan drug designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While we intend to seek additional orphan drug designation for our other drug candidates, we may never receive such designations. Even if we receive orphan drug designation for any of our drug candidates, there is no guarantee that we will enjoy the benefits of those designations or obtain orphan drug exclusivity.

As our business grows, we will become increasingly subject to additional healthcare regulation and enforcement by various government entities, and our failure to strictly adhere to these regulatory regimes could have a detrimental impact on our business.

In the United States, pharmaceutical manufacturers and their products are subject to extensive regulation at the federal and state level, including laws intended to prevent fraud and abuse in the healthcare industry. These laws, some of which will apply only if and when we have an approved product, include:

▪	federal false claims, false statements, and civil monetary penalties laws prohibiting, among other things, any person from knowingly presenting, or causing to be presented, a false claim for payment of government funds or knowingly making, or causing to be made, a false statement to get a false claim paid;

▪	the federal anti-kickback law, which prohibits, among other things, persons from offering, soliciting, receiving, or providing remuneration, directly or indirectly, to induce either the referral of an individual for, or the purchasing or ordering of, a good or service for which payment may be made under federal healthcare programs such as Medicare and Medicaid;

▪	the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), which, in addition to privacy protections applicable to healthcare providers and other entities, prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

▪	FDCA, which among other things, strictly regulates drug marketing, prohibits manufacturers from marketing products prior to approval or for off-label use, and regulates the distribution of samples;

▪	federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under government healthcare programs;

▪	the federal Open Payments (or federal “sunshine” law), which requires pharmaceutical and medical device companies to monitor and report certain financial interactions with certain healthcare providers to the Center for Medicare & Medicaid Services within the U.S. Department of Health and Human Services for re-disclosure to the public, as well as ownership and investment interests held by physicians and their immediate family members;

▪	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

▪	analogous state laws and regulations, including: state anti-kickback and false claims laws and state laws governing privacy, security, and breaches of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and

▪	state laws that require pharmaceutical companies to comply with specific compliance standards, restrict financial interactions between pharmaceutical companies and healthcare providers, or require pharmaceutical companies to report payments to health care providers or marketing expenditures.

Ensuring compliance is time-consuming and costly. Given the breadth of the laws and regulations, limited guidance for certain laws and regulations, and evolving government interpretations of the laws and regulations, governmental authorities may possibly conclude that our business practices are non- compliant. If our operations are found to be in violation of any of the laws described above or any other government regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our business, financial condition, results of operations, and prospects.